SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2005

DrugMax, Inc.

(Exact name of registrant as specified in its charter)

STATE OF NEVADA	1-15445	34-1755390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

312 Farmington Avenue

Farmington, CT 06032

(Address of principal executive offices)

Registrant’s telephone number, including area code: (860) 676-1222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 2, 2004, for an aggregate purchase price of $17 million, DrugMax, Inc. (the “Company”) sold to certain qualified institutional buyers and accredited investors an aggregate of 17,000 shares of series A convertible redeemable preferred stock (the “Series A Stock”), which shares were convertible into an aggregate of 4,594,591 shares of the Company’s common stock, based upon an initial conversion price of $3.70 per share. The investors also received warrants to purchase an aggregate of 1,378,378 shares of common stock of the Company.

Pursuant to the registration rights agreement entered into between the Company and the investors, the Company agreed to register the resale of the shares of common stock issuable upon the conversion of the Series A Stock and the exercise of the warrants. The Company was required to file a registration statement with the Securities and Exchange Commission within 30 days of the closing, which occurred on December 2, 2004, to use its best efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933 (the “Act”) as promptly as possible after the filing thereof, and to use its best efforts to keep the registration statement continuously effective under the Act until all the registrable securities covered by the registration statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k). A registration statement on Form S-3 registering the resale of the shares of common stock issuable upon the conversion of the Series A Stock and the exercise of the warrants was declared effective by the Securities and Exchange Commission. Subsequently, after April 18, 2005, the Company was no longer eligible for the use of the Form S-3 registration statement. As a result, the Company has prepared a new registration statement on Form S-1 for the purpose, among other things, of registering the registrable securities of the Series A stockholders, which the Company anticipates filing with the Securities and Exchange Commission by July 8, 2005.

On July 5, 2005, the Company entered into agreements with the holders of a majority of the outstanding Series A Stock, pursuant to which the holders agreed to:

1. Amend the Certificate of Designation of the Series A Stock to:

•	decrease the price at which the Series A Stock is convertible to common stock to $2.80, subject to adjustment as originally set forth in the Certificate of Designation; and

•	accrue the payment of dividends in common stock payable on the Series A Stock from March 2, 2005 through September 30, 2005, such accrued dividends to be payable on October 1, 2005.

2. Amend the registration rights agreement to require the filing of a registration statement covering the registrable securities by July 8, 2005 and to require the effectiveness of such registration statement to be no later than October 1, 2005.

Such investors also agreed to waive all liquidated damages which accrued prior to July 5, 2005 and which would otherwise have been payable by the Company to such investors under and in accordance with the Registration Rights Agreement or any other agreement executed in connection therewith. Each such investor also waived any event of default or other right to accelerate obligations due pursuant to the Certificate of Designation, which occurred or may have existed at any time prior to and including July 5, 2005.

On July, 7, 2005, additional holders of the Series A Stock agreed to amend the registration rights agreement to require the filing of a registration statement covering the registrable securities by July 8, 2005 and to require the effectiveness of such registration statement to be no later than October 1, 2005.

Such investors also agreed to waive all liquidated damages which accrued prior to July 7, 2005 and which would otherwise have been payable by the Company to such investors under and in accordance with the Registration Rights Agreement or any other agreement executed in connection therewith. In the aggregate, holders of 95% of the Series A Stock agreed to waive liquidated damages under the Registration Rights Agreement.

The forgoing summary of the amendments to the Registration Rights Agreement and Certificate of Designation are qualified in their entirety by reference to the amendments, which are attached hereto as exhibits.

Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On July 7, 2005, in connection with the agreements described above, the Company amended the Certificate of Designation for the Series A Stock, in the form attached to this report. For a summary of the amendments to the Certificate of Designation, see Item 1.01.

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Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

The exhibits to this report are listed in the Exhibit Index set forth elsewhere herein.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DRUGMAX, INC.

By:	/s/ Edgardo Mercadante
Edgardo Mercadante,
Chief Executive Officer

Dated: July 7, 2005

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EXHIBIT INDEX

Exhibit Number	Exhibit Description
3.1	Amendment to Certificate of Designation of Series A Stock

10.1	Form of Amendment Agreement Executed by Holders of a Majority of Series A Stock

10.2	Form of Amendment Agreement Executed by Additional Holders of Series A Stock

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